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                    EXHIBIT 23.5 - CONSENT OF GAYLORD MERLIN


                       GAYLORD MERLIN LUDOVICI DIAZ & BAIN
                                ATTORNEYS AT LAW
                       777 South Harbour Island Boulevard
                                    Suite 900
                            Tampa, Florida 33602-5701


                                  May 28, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:  COASTAL CARIBBEAN OILS & MINERALS, LTD.

Ladies and Gentlemen:

         I hereby consent to the reference to me under the caption "Legal Proceedings" and under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 relating to 10,867,082 shares of common stock of Coastal Caribbean Oils & Minerals, Ltd., a Bermuda corporation.



                                                     Very truly yours,

                                                     By: /s/ S. Cary Gaylord
                                                         --------------------
                                                             S. Cary Gaylord